Exhibit 99

 Frontier Financial Corporation Board of Directors Elects Mark Zenger
                          as Outside Director

    EVERETT, Wash.--(BUSINESS WIRE)--May 19, 2005--Frontier Financial Corporation (Nasdaq:FTBK) Board of Directors today announced the election of Mark Zenger as a new outside director to its Board effective June 1, 2005. Mr. Zenger joins the board as an "independent" director, as defined by Nasdaq, and will also serve on the Audit Committee as a financial expert.
    Mark Zenger is a graduate from the University of Notre Dame in 1977 with a degree in accountancy, and is a retired CPA. Mark is currently the President of First Western Investments, a real estate development and investment company. In addition, Mark has been a member of Frontier's South County Advisory Board and a past director of Edmonds National Bank, which Frontier purchased in 1992.
    "We are delighted to welcome Mark to our team of board members," said Michael Clementz, President and CEO of Frontier Financial Corporation. "We are fortunate to have someone with Mark's knowledge of and financial expertise that will complement the current Board's composition."
    Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

    CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release. Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier's 2004 Form 10-K.

    CONTACT: Frontier Financial Corporation
             President & CEO
             Michael J. Clementz, 360-598-8003
             or
             Frontier Bank
             CEO
             John J. Dickson, 425-514-0700